SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       March 19, 1999
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                             FIRST UNION CORPORATION
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             (Exact name of registrant as specified in its charter)

       North Carolina              1-10000                  56-0898180
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(State or other jurisdiction     (Commission              (IRS Employer
     of incorporation)           File Number)           Identification No.)

              One First Union Center
            Charlotte, North Carolina                 28288-0013
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       (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code          (704)374-6565
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         (Former name or former address, if changed since last report.)

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Item 5. Other Events.

        On March 19, 1999, First Union Corporation (the "Corporation") issued a news release (the "News Release"). A copy of the News Release is being filed as Exhibit (99) to this report. The News Release is incorporated herein by reference.

        The News Release contains, among other things, certain forward-looking statements with respect to the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of the Corporation, including, without limitation, (i) statements relating to the Corporation's goals and expectations with respect to (a) earnings per share, (b) return on equity, and (c) return on assets, and (ii) statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various important factors (some of which are beyond the Corporation's control). The following factors, among others, could cause the Corporation?s financial performance to differ materially from the goals, plans, objectives, intentions, and expectations expressed in such forward-looking statements: (1) the strength of the United States economy in general and the strength of the local economies in which the Corporation conducts operations and the strength of international markets in which the Corporation conducts operations; (2) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (3) inflation, interest rate, market and monetary fluctuations (including global markets and international monetary fluctuations);
(4) the timely development and acceptance of new products and services of the Corporation and the perceived overall value of these products and services by users, including their features, pricing and quality compared to competitors' products and services, and vice versa; (5) the willingness of users to substitute competitors' products and services for the Corporation's products and services; (6) the success of the Corporation in gaining regulatory approval of its products and services, when required; (7) the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); (8) technnological changes, including the impact of the Year 2000 computer systems problem; (9) changes in consumer spending and saving habits; (10) the impact of acquisitions on the Corporation, including the success of the Corporation in fully realizing or realizing within the expected time frame expected cost savings and/or revenue enhancements; (11) the impact of changes in accounting policies by the Securities and Exchange Commission; and
(12) the success of the Corporation at managing the risks involved in the foregoing. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by the Corporation with the Securities and Exchange Commission.

        The Corporation cautions that the foregoing list of important factors is not exclusive, and neither such list nor any such forward-looking statement takes into account the impact that any future acquisitions may have on the Corporation and any such forward-looking statement. In addition, the Corporation does not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in the News Release or herein.

Item 7.  Financial Statements and Exhibits.

        (c) Exhibits.

              (99)    The News Release.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FIRST UNION CORPORATION


        Date: March 19, 1999                By:  /s/ Kent S. Hathaway
                                                 -------------------------
                                                 Name: Kent S. Hathaway
                                                 Title:   Senior Vice President

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                                  EXHIBIT INDEX


        Exhibit No.                                Description
        -----------                                -----------
        (99)                                       The News Release.

Friday                                               Media Contact: Mary Eshet
March 19, 1999                                           704-383-7777 (office)
                                                          704-366-6492  (home)
                                                Investor Contact: Alice Lehman
                                                         704-374-4139 (office)



         FIRST UNION DESCRIBES RESTRUCTURING PLAN AND REAFFIRMS EARNINGS
                                OUTLOOK FOR 1999


CHARLOTTE - First Union Corporation (NYSE:FTU) today reaffirmed its outlook for earnings of approximately $4.00 per share for 1999, excluding merger-related and restructuring charges and non-recurring gains. The restructuring plan is expected to produce pre-tax cost savings of approximately $400 million for 1999. Operating expenses for the year are estimated at $8.2 billion, 3 percent higher than in 1998.

Management has taken decisive action to reduce operating expenses and to position the organization for strong current as well as future performance. Over the past four years the company has invested heavily in the establishment of new revenue-producing products, services and distribution channels. Expenses in non-core businesses and non-revenue producing functions will be reduced through the restructuring in order to continue significant investment in high growth businesses such as Capital Markets, Capital Management and the retail delivery network. As a result, the company does not expect the restructuring plan to adversely affect its revenue growth.

1999 EARNINGS OUTLOOK

First Union expects income excluding merger-related and restructuring charges and non-recurring gains of approximately $4.00 per share for the year.

Operating earnings, which exclude merger-related and restructuring charges, are expected to be in the range of $.99 to $1.01 per share in the first quarter. Excluding both non-recurring gains of $.12 and merger-related and restructuring charges of $.25, first quarter earnings per share are expected to be in the range of $.87 to $.89. Earnings per share for subsequent quarters of the year, which are expected to be significantly stronger than in the first quarter, will be fueled by the positive impact of the restructuring plan on operating expenses; momentum in Capital Markets and Capital Management revenues; increasing net interest income from loan growth; and the cumulative positive effect of First Union's share repurchase program.

                                    --MORE--
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FIRST UNION DESCRIBES RESTRUCTURING PLAN - PAGE 2

Excluding both merger-related and restructuring charges and non-recurring gains, income of $4.00 per share for 1999 would produce a return on shareholders equity of 23 percent and a return on assets of 1.68 percent, both of which would be the highest in the company's history and substantially higher than current industry averages.

The company expects to take merger-related and restructuring charges of approximately $380 million pretax ($250 million after tax, or $.25 per share) in the first quarter. The components of the restructuring charges include $200 million related to personnel, $60 million for equipment, $50 million for real estate, $23 million related to exiting the indirect auto finance business and $17 million for contract terminations and other actions, as well as approximately $30 million of final charges related to the CoreStates merger. Varying tax rates apply to the restructuring charges.

The restructuring charges will be largely offset by year-end by non-recurring gains totaling approximately $375 million pretax ($250 million after tax, or $.25 per share). The gains include an estimated $180 million pretax ($120 million after tax, or $.12 per share) on the previously announced sale of First Union's interest in Electronic Payment Systems in the first quarter, as well as an estimated $120 million pretax ($80 million after tax, or $.08 per share) from the sale of factoring assets expected to occur in the second quarter and an estimated $75 million pretax ($50 million after tax, or $.05 per share) from the sale of other assets later in the year.

The restructuring plan includes a workforce reduction of approximately 5,850 positions or 7 percent of First Union's current workforce of about 79,000 employees.

First Union Corporation is a leading provider of financial services to more than 16 million retail and corporate customers throughout the East Coast and the nation. First Union is the nation's sixth largest bank holding company, based on assets of $237 billion as of December 31, 1998. The company operates full service banking offices in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia, and Washington D.C.

This news release contains various forward-looking statements. A discussion of various factors, including factors beyond the company's control, that could cause First Union's results to differ materially from those expressed in such forward-looking statements is included in First Union's Current Reports on Form 8-K, dated March 19, 1999 and January 26, 1999, filed with the Securities and Exchange Commission.